As filed with the Securities and Exchange Commission on July 24, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/MEF

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOMEOWNERS CHOICE, INC.

(Exact name of registrant as specified in its charter)

Florida	6331	20-5961396
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

145 N.W. Central Park Plaza, Suite 115

Port St. Lucie, Florida 34986

(772) 204-9394

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F&L Corp.

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carolyn T. Long, Esq. Megan A. Odroniec, Esq. Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602 (813) 229-2300 (813) 221-4210—Fax	Bradley A. Haneberg, Esq. Anthony W. Basch, Esq. Kaufman & Canoles, P.C. 1051 East Cary Street, 12th Floor Richmond, Virginia 23219 (804) 771-5700 (804) 771-5777—Fax

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-150513:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐                          .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐                    .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer    ☐        Accelerated filer    ☐         Non-accelerated filer    ☐        Smaller reporting company    ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock Underlying Warrants(2)(3)	$2,100,000(4)	$82.53

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(b) and Rule 457(o) of the Securities Act of 1933.
(2)	Includes offering price attributable to shares issuable upon exercise of warrants that we have agreed to issue to our placement agents.
(3)

Pursuant to Rule 416, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions pursuant to the terms of the warrants referenced above.

(4)

The $2,100,000 of common stock underlying the warrants being registered in this Registration Statement are in addition to the $7,000,000 of common stock underlying the warrants registered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-150513).

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

The contents of the Registration Statement on Form S-1, as amended (File No. 333-150513), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port St. Lucie, State of Florida, on the 24th day of July, 2008.

HOMEOWNERS CHOICE, INC.

By:	/s/ Francis McCahill, III
Francis McCahill, III President and Chief Executive Officer (Principal Executive Officer)

Signature	Title	Date

/s/ Francis McCahill, III Francis McCahill, III	President, Chief Executive Officer, and Director (Principal Executive Officer)	July 24, 2008

/s/ Richard R. Allen Richard R. Allen	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	July 24, 2008

/s/ Paresh Patel Paresh Patel	Chairman of the Board of Directors	July 24, 2008

* Martin A. Traber	Director	July 24, 2008

* George Apostolou	Director	July 24, 2008

* Sanjay Madhu	Director	July 24, 2008

* Krishna Persaud	Director	July 24, 2008

* Gregory Politis	Director	July 24, 2008

* Anthony Saravanos	Director	July 24, 2008

* Garth A. Vernon	Director	July 24, 2008

* By:	/s/ Paresh Patel
Paresh Patel Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Document Description
5.1	Opinion of Foley & Lardner LLP.

23.1	Consent of Hacker, Johnson & Smith PA.

23.2	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney.

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-150513), initially filed by the Registrant on April 30, 2008 and declared effective by the Securities and Exchange Commission on July 24, 2008.